UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 28, 2004, the board of directors of Huttig Building Products, Inc., a Delaware corporation (the “Company”), appointed Donald L. Glass to the board and as a member of the board’s Management Organization and Compensation Committee and its Nominating and Governance Committee. Mr. Glass is serving as a designee of The Rugby Group p.l.c., a principal shareholder of the Company, pursuant to a Registration Rights Agreement between the Company and The Rugby Group, dated as of December 16, 1999, and as amended as of August 20, 2001. Mr. Glass was appointed to fill the vacancy created by the retirement from the Company’s board of directors of Grant W. Bruce in May 2004 and will serve for a term expiring in 2007.

Item 8.01 Other Events

On September 30, 2004, the Company announced the appointment of Donald L. Glass as a director, as disclosed above in “Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated September 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: September 30, 2004

/S/ THOMAS S. MCHUGH
Thomas S. McHugh
Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 30, 2004.